Exhibit 10.2

EXECUTION VERSION

ADDITIONAL GUARANTOR SUPPLEMENT

To:	Bank of America, N. A., as Administrative Agent (the “Administrative Agent”)

From:	Linde Aktiengesellschaft

Date:	September 3, 2019

Re:
The Credit Agreement dated as of March 26, 2019 among Linde plc, the Subsidiary Borrowers referred to therein, the Lenders listed therein, the Guarantors referred to therein and the Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”)

Ladies and Gentlemen:

Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the meaning provided therein.

The undersigned, Linde Aktiengesellschaft, a stock corporation organized under the laws of the Federal Republic of Germany, (“Linde AG”) hereby elects to be a “Subsidiary Guarantor” for all purposes of the Credit Agreement, effective from the date hereof.

The undersigned hereby agrees to perform all the obligations of a Subsidiary Guarantor under, and to be bound in all respects by the terms of, the Credit Agreement, including without limitation Article 10 (Guaranty) thereof, to the same extent and with the same force and effect as if the undersigned were a signatory thereto as a Subsidiary Guarantor.

The obligations of Linde AG as Subsidiary Guarantor under Article 10 (Guaranty) of the Credit Agreement shall, in accordance with Section 10.07 (Additional Guarantors), be subject to the limitations set out below:

At any time when Linde AG is organized in the form of a German stock corporation (Aktiengesellschaft), the obligations of Linde AG as Subsidiary Guarantor under Article 10 (Guaranty) of the Credit Agreement shall be enforceable (vollstreckbar) against Linde AG only

(a)
if at the time of the respective payment demand a profit and loss sharing agreement (Gewinnabführungsvertrag) and/or a domination agreement (Beherrschungsvertrag) between Linde AG (as dominated entity (beherrschtes Unternehmen)) and the direct shareholder of Linde AG (as dominating entity (beherrschendes Unternehmen)) (“DPLTA”) is in place; and

(b)
if and to the extent that the payment by Linde AG under the guarantee would not result in an annual loss to Linde AG which would not be compensated for by a compensation claim (Verlustausgleichsanspruch) under the DPLTA that can be accounted for in the balance sheet of Linde AG at full value (vollwertig).

At any time when Linde AG, after a change of its current legal form after the date of this Additional Guarantor Supplement, is organized in the form of a German limited liability company (Gesellschaft mit beschränkter Haftung), it may refuse to make any payments under the guarantee to the extent any such payment would result in a violation of Sections 30 et seq. or Section 43 of the German Limited Liability Companies Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung) (or a successor provision of such law or comparable provision under any successor law) or would otherwise lead to personal liability of its managing directors (Geschäftsführer). Linde AG covenants to use all commercially reasonable efforts to maximize the amount payable under the guarantee to the extent permitted by applicable German law.

The undersigned acknowledges that this Additional Guarantor Supplement shall be effective upon its execution and delivery by the undersigned to the Administrative Agent (which is the date set forth above) and the acceptance of this Additional Guarantor Supplement by the Administrative Agent on its own behalf and on behalf of the Lenders and the Issuing Lenders.  This Additional Guarantor Supplement shall be construed in accordance with and governed by the laws of the State of New York.  The provisions of Section 11.08 and 11.09 of the Credit Agreement are incorporated herein as if a part hereof mutatis mutandis.

[Signature Pages Follow]

Very truly yours,

LINDE AKTIENGESELLSCHAFT

By:	/s/ Matthias von Plotho
Name:	Matthias von Plotho
Title:	Member of the Executive Board

By:	/s/ Daniel Geiger
Name:	Daniel Geiger
Title:	Senior Counsel - Finance

Acknowledged and agreed:

BANK OF AMERICA, N. A., on its own behalf and on behalf of the Lenders and Issuing Lenders

By:	/s/ Mukesh Singh
Name:	Mukesh Singh
Title:	Director

[Signature Page to Additional Guarantor Supplement for Linde Credit Agreement]